Exhibit 10.8

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of September 6, 2012 (the “Closing Date”) is entered into by and between UTA Capital, LLC, as purchaser (the “Purchaser”), and Genesis Group Holdings, Inc., as issuer (the “Company”).

WHEREAS, Purchaser is the holder of that certain warrant dated as of August 6, 2010 to purchase up to 20,952,381 shares of the Company’s common stock, subject to certain adjustments for dilutive issuances (the “Warrant”), issued pursuant to the terms and conditions of that certain note and warrant purchase agreement among the Company, Digital Comm, Inc. (the “Borrower”) and Purchaser dated as of August 6, 2010, as amended and modified by the loan extension and modification agreement dated as of February 14, 2011, the second loan extension and modification agreement dated as of June 25, 2011 and the third loan extension and modification agreement dated as of December 28, 2011 (collectively, the “Loan Agreements”);

WHEREAS, pursuant to the Loan Agreements, the Borrower obtained a loan from the Purchaser in the aggregate principal amount of $1,000,000, which principal balance has been reduced to $750,000 (the “Loan”);

WHEREAS, the Company desires to repay the Loan in full and retire and cancel the Warrant;

WHEREAS, concurrent with the repayment of the Loan and as consideration for the retirement and cancellation of the Warrant, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of common stock of the Company representing 11.1% of the issued and outstanding shares of capital stock of the Company on a fully diluted basis as of the date hereof and as of the Closing Date (as defined herein below), or 24,940,263 shares (the “Shares”), in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” means the completion of the purchase and sale of the Shares pursuant to this Agreement on the Closing Date.

“Closing Date” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governmental Permits” has the meaning set forth in Section 4.10.

“Loan” has the meaning set forth in the recitals.

“Loan Agreements” has the meaning set forth in the recitals.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the legality or enforceability of this Agreement or the transactions contemplated hereby, or (iii) the ability of the Company to perform its obligations under the this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the recitals.

“10-K” has the meaning set forth in Section 4.6.

“Warrant” has the meaning set forth in the recitals.

2.             Purchase of Shares.  Subject to and upon the terms and conditions of this Agreement and concurrently with the repayment of the Loan, on and as of the Closing Date, the Company hereby issues, sells and delivers, and Purchaser hereby purchases, acquires and accepts from the Company the Shares.  As consideration for the Shares, the Purchaser hereby forfeits and surrenders to the Company the Warrant for retirement and cancellation.  The parties acknowledge and confirm that the issuance and sale of the Shares in consideration of the forfeiture and cancellation of the Warrant was agreed upon by the parties in an arms length negotiation and that the aggregate fair market value of the Shares may be more or less than the aggregate fair market value of the Warrant at any time after the Closing Date and that each of the parties to this Agreement bear the economic risks of their investment decision with respect to the disposition or acquisition of the Shares and the forfeiture, cancellation and retirement of the Warrant.  In the event that it is subsequently determined that the Shares did not represent 11.1% of the issued and outstanding capital stock of the Company on a fully diluted basis as of the Closing Date in a breach of Section 4.3(b) by the Company, the Company hereby undertakes, covenants and agrees to issue and sell to Purchaser within three (3) business days of notice of such breach by Purchaser such number of additional shares of the Company’s common stock (the “Additional Shares”) required for the sum of such Additional Shares and the Shares to equal 11.1% of the issued and outstanding capital stock of the Company on a fully diluted basis as of the Closing Date.  Upon issuance, such Additional Shares shall be deemed to have been issued to Purchaser as of the Closing Date pursuant to the terms and conditions of this Agreement.

3.             The Closing; Further Assurances.  At the Closing, (a) the Company shall deliver to Purchaser one or more certificates evidencing ownership of the Shares, and (b) Purchaser shall deliver to the Company all original copies of the Warrant and any amendments, modifications or supplements thereto which shall be deemed terminated and cancelled except as provided in Section 6 of this Agreement. At any time and from time to time after the Closing Date and without further consideration the parties shall promptly execute and deliver such instruments of sale and confirmation, and take all such other action as the other may reasonably request, more effectively to assist in the in the completion any of the transactions provided for or contemplated by this Agreement.

4.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser as follows:

4.1           Organization, Good Standing and Qualification.  The Company has no Subsidiaries other than Digital Comm Inc. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business require such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, or could not reasonably be expected to have a Material Adverse Effect.

4.2           Authorization.  The Company has full corporate power and authority to enter into and perform its obligations under the this Agreement and to issue the Shares in accordance with the terms and conditions hereof and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the repayment of the Loan, the cancellation of the Warrant and the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance and delivery of the Shares.  This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3           Capitalization.

(a)           The authorized capital stock of the Company consists of (i) 500,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”); and (ii) 50,000,000 shares of preferred stock, par value $.0001 per share.  As of the date of this Agreement, (i)  199,746,789 shares of the Company’s Common Stock were issued and outstanding, (ii) 792,439 shares of the Company’s common stock were held in the treasury of the Company, (iii) 2,000,000 shares of series A convertible preferred stock of the Company were issued and outstanding, (iv) 315 shares of series B redeemable convertible preferred stock of the Company were issued and outstanding, (v) 1,150 shares of series C 10% cumulative convertible preferred stock of the Company were issued and outstanding; (vi) 565.67 shares of series D 10% cumulative convertible preferred stock of the Company were issued and outstanding; (vii) warrants to purchase 11.1% shares of Common Stock were issued and outstanding; (viii) No options to purchase shares of Common Stock were issued and outstanding, and (ix) No shares of the Company’s Common Stock were reserved for future issuance pursuant to equity compensation plans or awards of the Company.

(b)           The Shares represent 11.1% of the issued and outstanding shares of capital stock of the Company on a fully diluted basis as of the Closing Date.

(c)           All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.

(d)           Except as described in paragraph (a) above, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, and the Company is not currently in negotiations for the issuance of any equity securities of any kind.

4.4           Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

4.5           Consents.  The execution, delivery and performance by the Company of the this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, the Company, its board of directors or its stockholders or any other Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods and (ii) consents that have been or will be obtained prior to the closing of the transactions contemplated hereby.  Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 5 hereof, the Company has taken all action necessary to exempt the issuance and sale of the Shares from any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws (the “Bylaws”), each as amended to date, that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement.

4.6           SEC Filings.  The Company has made available to the Purchaser through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011(the “10-K”) and most recent Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, as amended, and all other reports filed by the Company pursuant to the Exchange Act since the filing of the 10-K and prior to the date hereof (all of the foregoing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period.  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated by the SEC applicable to the SEC Filings and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with Regulation S-X and all other published rules and regulations of the SEC.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.7           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default (or an event which with notice or lapse of time or both) under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation (including without limitation any certificates of designation contained therein) or Bylaws, each as amended to date, of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Company or the business or properties of the Company, except as to (ii) and (iii) above for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.             Representations of the Purchaser.  Purchaser represents and warrants to the Company, on and as of the date hereof and the Closing Date, as follows:

5.1           Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full right, power and authority to enter into this Agreement. The execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary limited liability company action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser against it in accordance with its terms.

5.2           No Conflicts.  The execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby, will not, with or without the giving of notice or the passage of time or both, (a) violate or conflict with the provisions of any law or of the governing documents of Purchaser, (b) violate or conflict with any judgment, decree, order, writ, injunction or award of any court, governmental body or arbitrator applicable to Purchaser, or (c) violate or conflict with any agreement to which Purchaser is a party or by which it is bound.  No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.3           Accredited Investor.  Purchaser is an “accredited investor,” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

5.4           No Advertising.  Purchaser has not seen or received any advertisement or general solicitation with respect to the sale of the Shares.

5.5           Reliance.  Purchaser is aware that the Company has relied on these representations in determining that the issuance, sale and delivery of the Shares by the Company to Purchaser is exempt from registration under the Securities Act and applicable state law. Purchaser (a) has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, it has relied solely on the results of its own independent investigation, (b) the officers of the Company have made available to it any and all information that it has requested and have answered to its satisfaction all of its inquiries and (c) neither the Company nor any of its Affiliates, stockholders, directors, employees, agents or representatives is making or has made any representation or warranty whatsoever, express or implied, in connection with the transactions contemplated by this Agreement.

5.6           Legends.  Purchaser understands that the Shares have not been registered under the securities laws of the United States or any other jurisdiction, are “restricted securities” under the Securities Act and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration.  Purchaser acknowledges that the Company has not made any representations with respect to registration of the Shares under applicable securities laws, that there is currently no market for the Company’s capital stock and there can be no assurance that any market will develop in the foreseeable future and that, as a result, Purchaser must be prepared to bear the economic risk of its investment for an indefinite period of time.  Purchaser understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC, all certificates evidencing any of the Shares shall bear a legend, prominently stamped or printed thereon, and in addition to any legends required by other applicable securities or corporate laws, reading substantially as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws.  These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws.”

5.7           No Broker.  No broker or finder has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of Purchaser.

6.             Registration Rights.  Notwithstanding the termination and cancellation of the Warrant at the Closing, from and after the Closing Date and by way of continuation and extension of Purchaser’s rights pursuant to Section 6.2(a) of the Loan Agreements, the Purchaser shall be entitled to exercise customary demand and piggy-back registration rights with respect to the Shares and any Additional Shares on the same terms and conditions as the Purchaser was entitled to exercise with respect to the shares issuable upon exercise of the Warrant pursuant to Section 11 of the Warrant.

7.             Miscellaneous.

7.1           Successors and Assigns.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, except that Purchaser may assign its rights and obligations under this Agreement to any Affiliate of the Purchaser.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Any assignment in contravention of this provision shall be void.

7.2           Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closings of the transactions contemplated hereby.

7.3           Severability; Specific Performance.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the parties hereto shall be entitled to specific performance of the agreements and obligations of the other party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

7.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

7.5           Notices.  All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient at the address of such party set forth in the signature page to this Agreement, or such other address as any such party may provide in writing to the other parties hereto. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

7.6           Fees and Expenses.  The Company shall promptly reimburse Purchaser for all of Purchaser’s reasonable legal fees and other out-of-pocket expenses incurred in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby, including without limitation to the payoff of the amounts owed to Purchaser under the Loan Agreements.

7.7           Complete Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.  The parties hereto may amend or modify this Agreement at any time by a written instrument executed by the parties hereto.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.8           Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

7.9           Pronouns; Section Headings and References.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.  Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

PURCHASER:

UTA CAPITAL LLC,
a Delaware limited liability company

By: YZT Management LLC, its Managing Member

By:	/s/ Udi Toledano
Name: Udi Toledano
Title: Managing Member
	Address:	100 Executive Drive, Suite 330
West Orange, NJ 07052

COMPANY:

GENESIS GROUP HOLDINGS, INC.
a Delaware corporation

By:	/s/ Lawrence Sands
Name: Lawrence Sands
Title: Senior Vice President
	Address:	2500 N. Military Trail, Suite 275
Boca Raton, FL 33431